EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Marine Products Corporation 2004 Stock Incentive Plan of our report dated February 27, 2004, with respect to the consolidated financial statements and schedule of Marine Products Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Atlanta, Georgia
July 28, 2004